PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-31226


                            [HOLDRS BROADBAND LOGO]



                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

         The share amounts specified in the table in the "Highlights of Broadband HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                                Primary
                                                                    Share       Trading
               Name of Company (1)                  Ticker         Amounts      Market
         --------------------------------------   ----------    ------------   ---------
         Agere Systems Inc.                          AGR         .798493151      NYSE
         Applied Micro Circuits Corporation          AMCC            2          NASDAQ
         Broadcom Corporation                        BRCM            3          NASDAQ
         Ciena Corporation                           CIEN            2          NASDAQ
         Comverse Technology, Inc.                   CMVT            2          NASDAQ
         Conexant Systems, Inc.                      CNXT            2          NASDAQ
         Corning, Inc.                               GLW             9           NYSE
         Freescale Semiconductor Class B             FSLB         1.98747       NASDAQ
         JDS Uniphase Corporation                    JDSU           11.8        NASDAQ
         Lucent Technologies, Inc.                    LU             29          NYSE
         Motorola, Inc.                              MOT             18          NYSE
         Mindspeed Technologies                      MSPD          0.6667       NASDAQ
         Nortel Networks Corporation                  NT             28          NYSE
         PMC-Sierra, Inc.                            PMCS            1          NASDAQ
         Qualcomm Incorporated                       QCOM            16         NASDAQ
         RF Micro Devices, Inc.                      RFMD            2          NASDAQ
         Skyworks Solutions, Inc.                    SWKS          0.702        NASDAQ
         Sycamore Networks, Inc.                     SCMR            3          NASDAQ
         Tellabs, Inc.                               TLAB            4          NASDAQ
         Tut Systems                                 TUTS        0.0326432      NASDAQ


(1) Effective April 4, 2006, Terayon Communication System Inc. (NASDAQ Ticker "TERNE") a component of the Broadband HOLDRS Trust, was delisted from trading on NASDAQ. As set forth in the prospectus for the Trust, because Terayon Communication System was not listed for trading on another national securities exchange, or through NASDAQ, within five business days from the date of delisting, it was distributed by The Bank of New York at a rate of 0.02 Terayon Communication System Inc. shares per Broadband HOLDRS on April 19, 2006.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is June 30, 2006.